                                                                    EXHIBIT 99.1

[MERIDIAN RESOURCE CORPORATION LOGO]                                        NEWS

                   THE MERIDIAN RESOURCE CORPORATION ANNOUNCES
                      SECOND QUARTER 2005 FINANCIAL RESULTS

Houston, Texas - August 9, 2005 - The Meridian Resource Corporation (NYSE: TMR) today announced net income applicable to common shareholders of $4.1 million, or $0.05 per diluted common share for the second quarter of 2005, compared to net income of $7.7 million, or $0.10 per diluted common share for the corresponding period of 2004. For the first six months of 2005, the Company reported net income of $10.3 million or $0.12 per diluted common share compared to $13.0 million or $0.18 per diluted common share for the corresponding period of 2004.

For the three months ended June 30, 2005, oil and gas revenues totaled $44.1 million, or $6.36 per thousand cubic feet of natural gas equivalent ("Mcfe") compared to oil and gas revenues of $50.1 million, or $5.56 per Mcfe, for the corresponding period of 2004. Oil and gas revenues totaled $94.2 million, or $6.42 per Mcfe, for the six months ended June 30, 2005 compared to $96.2 million, or $5.47 per Mcfe, for the corresponding period of 2004.

Discretionary cash flow totaled $33.8 million for the second quarter of 2005, compared to $39.4 million for the corresponding period of 2004. For the first six months of 2005 discretionary cash flow totaled $70.7 million compared to $75.0 million for the same period last year. The decrease in discretionary cash flow between the periods is due primarily to the lower production volumes offset by higher commodity price realizations between the periods.

Average daily production volumes totaled 76.2 million cubic feet of gas equivalent ("Mmcfe") for the second quarter of 2005, compared to 98.9 Mmcfe for the corresponding period of 2004. For the first six months of 2005 average daily production volumes totaled 81.2 Mmcfe per day compared to 96.7 Mmcfe per day for the corresponding period of 2004, representing a reduction of 15.5 Mmcfe per day. As previously reported, 12.5 Mmcfe per day of the 15.5 Mmcfe per day difference was related primarily to mechanical issues on two wells (SL 16049 #1 and Thibodeaux #3) in the Ramos Complex area. The Company recently released its quarterly operations update reporting the status of production, operations and drilling results as of early August 2005 (see TMR news release dated 8/8/05).

Lease operating expenses totaled $4.1 million for the second quarter of 2005, compared to $2.7 million for the corresponding period of 2004. For the first six months of 2005 lease operating expenses totaled $8.8 million compared to $5.8 million for the same period last year. The increase in lease operating expenses between the reported periods is primarily due to an increase in the level of workover expenses related to the mechanical issues mentioned above, the addition of saltwater disposal expenses in the Hornets Nest prospect area of the Biloxi Marshland project area and general industry wide increases in service cost.

Severance and ad valorem taxes totaled $1.9 million for the second quarter of 2005, compared to $2.5 million for the corresponding period of 2004. For the first six months of 2005, severance and ad valorem taxes totaled $4.5 million compared to $4.8 million for the same period last year. The

1401 Enclave Parkway, Suite 300 - Houston, Texas 77077 - (281) 597-7000
                      - Fax (281) 558-5744 - www.tmrc.com
decrease in severance and ad valorem taxes between the periods is primarily due to lower oil and gas production volumes, partially offset by an increase in oil prices and a higher natural gas tax rate.

General and administrative expenses totaled $4.4 million for the second quarter of 2005, compared to $3.5 million for the corresponding period of 2004. For the first six months of 2005 general and administrative expenses totaled $9.4 million compared to $6.7 million for the same period last year. The increase in general and administrative expenses is primarily due to increases in professional fees related to accounting and legal.

Interest expense totaled $1.1 million for the second quarter of 2005, compared to $1.8 million for the corresponding period of 2004. For the first six months of 2005 interest expense totaled $2.1 million compared to $4.0 million for the same period last year. The decrease in interest expense is due to lower outstanding borrowings.

Depletion and depreciation expense totaled $25.4 million, or $3.67 per Mcfe, for the second quarter of 2005 compared to $25.4 million, or $2.82 per Mcfe, for the corresponding period of 2004. For the first six months of 2005, depletion and depreciation expense totaled $50.7 million, or $3.45 per Mcfe, compared to $49.1 million, or $2.79 per Mcfe, for the same period last year. During the second quarter of 2005, the Company suspended operations to re-drill a well on its North Turtle Bayou prospect after several unsuccessful attempts to re-establish production from the well. As a result, the Company revised its earlier reserve estimates associated with the well resulting in a higher depletion and depreciation rate coupled with the addition of costs related to unsuccessful wells drilled during 2005.

The Company's ability to internally fund its capital expenditures program and meet its future financial obligations is highly dependent on the Company's ability to add to its production rate and the price the Company receives for its oil and natural gas production. Beginning in 2003, the Company undertook a financial restructuring plan to simplify its capital structure and provide it with the liquidity necessary to continue its capital expenditure program during times of fluctuating production volumes and commodity prices. As a result, Meridian's 2005 capital expenditures program is expected to be funded entirely from internally generated cash flow. In addition, the Company's current amount available under its senior secured credit facility is $54.9 million. As of June 30, 2005, the Company's debt to total capitalization ratio was 17%, compared to 30% and 38% as of June 30, 2004 and December 31, 2003, respectively.

HEDGING UPDATE

The Company recently entered into a series of hedging contracts to hedge a portion of its expected oil production for 2006 and 2007 and a portion of its expected natural gas production for 2005 and 2006. The hedge contracts were completed in the form of costless collars. The costless collars provide the Company with a lower limit "floor" price and an upper limit "ceiling" price on the hedged volumes. The floor price represents the lowest price the Company will receive for the hedged volumes while the ceiling price represents the highest price the Company will receive for the hedged volumes. The costless collars are settled monthly based on the NYMEX futures contract. The following table summarizes the contracted volumes and price for the costless collars put in place:

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                      - Fax (281) 558-5744 - www.tmrc.com

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
                       CONTRACTED         FLOOR        CEILING
                         VOLUME           PRICE         PRICE
CONTRACT PERIOD       (Bbls./Qtr.)     ($ / Bbl.)     ($ / Bbl.)
---------------       ------------     ----------     ----------
CRUDE OIL:
   Q3 - `06              33,000          $ 50.00        $ 76.00
   Q4 - `06              46,000          $ 50.00        $ 76.00
   Q1 - `07              41,000          $ 50.00        $ 76.00
   Q2 - `07              36,000          $ 50.00        $ 76.00
   Q3 - `07              12,000          $ 50.00        $ 76.00

                       CONTRACTED        FLOOR          CEILING
                         VOLUME          PRICE           PRICE
CONTRACT PERIOD       (Mmbtu/Qtr.)    ($ / Mmbtu)     ($ / Mmbtu)
---------------       ------------    -----------     -----------
NATURAL GAS:
   Q4 - `05            1,290,000        $ 7.50          $ 11.25
   Q1 - `06            1,690,000        $ 7.50          $ 11.25

      In 2001 the Company entered into a series of hedging transactions in the form of swap agreements with settlement prices of $23 per barrel of oil and $3.74 per Mmbtu for natural gas. The last of these swap agreements were recently settled based on the July 2005 futures contract.

NON-GAAP FINANCIAL MEASURE

      In this press release, we refer to a non-GAAP financial measure we call "discretionary cash flow." As used herein, discretionary cash flow represents net income plus depletion and depreciation, deferred taxes and other non-cash items included in the Consolidated Statements of Operations prepared in accordance with GAAP. Management believes this measure is a financial indicator of our company's ability to internally fund capital expenditures and service outstanding debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP.

CONFERENCE CALL INFORMATION

      Meridian invites you to listen to its conference call which will discuss these results on August 9, 2005 at 10:00 AM Central Time. To participate in this conference call, dial 866-770-7120 (US/Canada) or 617-213-8065 (International) five to ten minutes before the scheduled start time and reference Conference ID #59518633. The conference call will be webcast and can be accessed on the Company's website at www.tmrc.com. Additionally, a replay of the conference call will be available for twenty-four hours following the live broadcast by dialing 888-286-8010 (US/Canada) or 617-801-6888 (International) and referencing Conference ID # 82021049.

SAFE HARBOR STATEMENT AND DISCLAIMER

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices.

1401 Enclave Parkway, Suite 300 - Houston, Texas 77077 - (281) 597-7000
                      - Fax (281) 558-5744 - www.tmrc.com

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These and other risks are described in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and Form 10-Q.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."

                                                   FOR MORE INFORMATION CONTACT:
                                               Lance L. Weaver at (281) 597-7125
                             Meridian Resource Corporation Website: www.tmrc.com

1401 Enclave Parkway, Suite 300 - Houston, Texas 77077 - (281) 597-7000
                      - Fax (281) 558-5744 - www.tmrc.com

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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                             SUMMARY OPERATIONS DATA
                (In thousands, except prices and per share data)
                                   (Unaudited)

                                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                  JUNE 30,                         JUNE 30,
                                                        -----------------------------    -----------------------------
                                                          2005        2004        %        2005        2004        %
                                                        --------    --------    -----    --------    --------    -----
Production
   Oil (Mbbl)                                                217         346    (37%)         477         657    (27%)
   Natural Gas (Mmcf)                                      5,630       6,927    (19%)      11,833      13,656    (13%)
   Mmcfe                                                   6,931       9,002    (23%)      14,696      17,598    (16%)
   Mmcfe (Daily Rate)                                       76.2        98.9    (23%)        81.2        96.7    (16%)

Average Prices
   Oil (per Bbl)                                        $  31.14    $  27.36     14%     $  32.70    $  26.29     24%
   Natural Gas (per Mcf)                                    6.63        5.86     13%         6.65        5.78     15%
   Per Mcfe                                                 6.36        5.56     14%         6.42        5.47     17%

Oil and Natural Gas Revenues                            $ 44,086    $ 50,065    (12%)    $ 94,218    $ 96,205     (2%)
Lease Operating Expenses                                   4,109       2,746     50%        8,792       5,754     53%
   Per Mcfe                                                 0.59        0.31     90%         0.60        0.33     82%
Severance and Ad Valorem Taxes                             1,866       2,512    (26%)       4,498       4,829     (7%)
   Per Mcfe                                                 0.27        0.28     (4%)        0.31        0.27     15%
General and Administrative Expense                         4,371       3,491     25%        9,384       6,695     40%
   Per Mcfe                                                 0.63        0.39     62%         0.64        0.38     68%
Interest Expense                                           1,097       1,801    (39%)       2,082       3,970    (48%)
     Per Mcfe                                               0.16        0.20    (20%)        0.14        0.23    (39%)

Discretionary Cash Flow (1)                             $ 33,782    $ 39,363    (14%)    $ 70,749    $ 75,023     (6%)
   Per MCFE                                                 4.87        4.37     11%         4.81        4.26     13%

Net Earnings Applicable
  to Common Stockholders                                $  4,126    $  7,745    (47%)    $ 10,253    $ 13,032    (21%)
     Per Common Share (Basic)                           $   0.05    $   0.11    (55%)    $   0.12    $   0.20    (40%)
     Per Common Share (Diluted)                         $   0.05    $   0.10    (50%)    $   0.12    $   0.18    (33%)

(1) See accompanying table for a reconciliation of discretionary cash flow to net cash provided by operating activities as defined by GAAP.

1401 Enclave Parkway, Suite 300 - Houston, Texas 77077 - (281) 597-7000
                      - Fax (281) 558-5744 - www.tmrc.com

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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands, except per share)
                                   (Unaudited)

                                                              THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                    JUNE 30,                          JUNE 30,
                                                           ------------------------        --------------------------
                                                             2005            2004             2005             2004
                                                           --------        --------        --------          --------
Revenues:
   Oil and natural gas                                     $ 44,086        $ 50,065        $ 94,218          $ 96,205
   Interest and other                                            17              38             (71)               90
                                                           --------        --------        --------          --------
     Total revenues                                          44,103          50,103          94,147            96,295
                                                           --------        --------        --------          --------

Operating costs and expenses:
   Oil and natural gas operating                              4,109           2,746           8,792             5,754
   Severance and ad valorem taxes                             1,866           2,512           4,498             4,829
   Depletion and depreciation                                25,405          25,352          50,727            49,053
   General and administrative                                 4,371           3,491           9,384             6,695
   Accretion expense                                            275             148             526               267
                                                           --------        --------        --------          --------
     Total operating costs & expenses                        36,026          34,249          73,927            66,598
                                                           --------        --------        --------          --------

Net earnings before interest and income taxes                 8,077          15,854          20,220            29,697

Other expenses:
   Interest expense                                           1,097           1,801           2,082             3,970
   Debt conversion expense                                       --              --              --             1,188
   Taxes on income:
         Current                                               (333)          1,100             257             2,100
         Deferred                                             3,016           4,100           6,726             7,000
                                                           --------        --------        --------          --------

Net earnings                                                  4,297           8,853          11,155            15,439

Dividends on preferred stock                                    171           1,108             902             2,407
                                                           --------        --------        --------          --------
Net earnings applicable to common stockholders             $  4,126        $  7,745        $ 10,253          $ 13,032
                                                           ========        ========        ========          ========

Net earnings per share:
 - Basic                                                   $   0.05        $   0.11        $   0.12          $   0.20
                                                           ========        ========        ========          ========
 - Diluted                                                 $   0.05        $   0.10        $   0.12          $   0.18
                                                           ========        ========        ========          ========

Weighted average common shares outstanding:
 - Basic                                                     85,277          69,304          82,291            66,157
 - Diluted (giving effect to anti-dilution)                  90,770          75,363          87,914            73,566

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                      - Fax (281) 558-5744 - www.tmrc.com

               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                   JUNE 30, 2005    DECEMBER 31,
                                                    (UNAUDITED)        2004
                                                   -------------    ------------
ASSETS

Cash and cash equivalents                           $   13,638       $   24,297
Other current assets                                    28,267           36,622
                                                    ----------       ----------
      Total current assets                              41,905           60,919
                                                    ----------       ----------

Property, equipment and other assets                   476,234          451,473
                                                    ----------       ----------
      Total assets                                  $  518,139       $  512,392
                                                    ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                 $   48,855       $   58,681

Long-term debt, net of current maturities               75,129           75,129

Other liabilities                                       36,770           30,952

Redeemable convertible preferred stock                      --           31,589

Common stockholders' equity                            357,385          316,041
                                                    ----------       ----------
      Total liabilities and stockholders' equity    $  518,139       $  512,392
                                                    ==========       ==========

1401 Enclave Parkway, Suite 300 - Houston, Texas 77077 - (281) 597-7000
                      - Fax (281) 558-5744 - www.tmrc.com

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               THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
             SUPPLEMENTAL DISCLOSURE OF NON-GAAP FINANCIAL MEASURES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                 JUNE 30,                      JUNE 30,
                                                         ------------------------     -------------------------
                                                            2005           2004          2005           2004
                                                         ----------    ----------     ----------     ----------
RECONCILIATION OF DISCRETIONARY CASH FLOW (DILUTED)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES:

DISCRETIONARY CASH FLOW (DILUTED)                        $   33,782    $   39,363     $   70,749     $   75,023
Adjustments to reconcile discretionary cash flow to
net cash provided by operating activities:
     Interest on convertible sub-debt (net of tax)               --            --             --           (270)
     Net changes in working capital                           2,847        (2,096)        (3,986)          (446)
                                                         ----------    ----------     ----------     ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                $   36,629    $   37,267     $   66,763     $   74,307
                                                         ==========    ==========     ==========     ==========

1401 Enclave Parkway, Suite 300 - Houston, Texas 77077 - (281) 597-7000
                      - Fax (281) 558-5744 - www.tmrc.com